EXHIBIT 11.0
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
                            DIGITAL BIOMETRICS, INC.
                   STATEMENT RE: COMPUTATION OF LOSS PER SHARE

                                                                YEARS ENDED SEPTEMBER 30,
                                                     -------------------------------------------
                                                         1996           1995            1994
                                                     -----------    ------------    ------------

Shares outstanding at beginning of year                7,833,633       7,787,959       7,394,837

Shares awarded for retirement plan                        16,831           8,814           5,090

Restricted stock awards                                   17,456           6,360          32,046

Exercise of stock options and warrants                   157,500          30,500         317,838

Acquisition of Design Data, Inc.                            --              --            38,148

Shares issued upon conversion of debentures            2,751,868            --              --

                                                    ------------    ------------    ------------
Shares outstanding at end of year                     10,777,288       7,833,633       7,787,959
                                                    ============    ============    ============

Weighted average shares outstanding (A)                9,451,015       7,814,144       7,696,551
                                                    ============    ============    ============

Net loss                                            $ (9,763,374)   $ (3,324,555)   $ (3,797,315)
                                                    ============    ============    ============

Loss per common share and common and
common share equivalents                            $      (1.03)   $      (0.43)   $      (0.49)
                                                    ============    ============    ============
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(A) Stock options and other common share equivalents are not included in the calculation of the net loss per common share as their effect is antidilutive.